       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON 17, 1999

                                                 Registration No. 333-__________

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           ________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                           ________________________

                              ONEMAIN.COM, INC.
            (Exact name of registrant as specified in its charter)

             DELAWARE                                                                11-3460073
   (State or other jurisdiction of                                         (I.R.S. Employer Identification No.)
   incorporation or organization)

                               8150 LEESBURG PIKE
                                   6TH FLOOR
                            VIENNA, VIRGINIA  22182
                                 (703) 883-8262
  (Address of Principal Executive Offices, including zip code, and telephone number, including area code)

                           ________________________
                               ONEMAIN.COM, INC.
                     1999 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the Plan)
                           ________________________
                                STEPHEN E. SMITH
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ONEMAIN.COM, INC.
                               8150 LEESBURG PIKE
                                   6TH FLOOR
                            VIENNA, VIRGINIA  22182
                                 (703) 883-8262
(Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                              JAMES E. SHOWEN ESQ.
                            STEVEN A. MUSELES, ESQ.
                             HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH  STREET, N.W.
                          WASHINGTON, D.C.  20004-1109
                                 (202) 637-5600
                           ________________________
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------

                                                       AMOUNT       PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
               TITLE OF SECURITIES                      TO BE        OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
                 TO BE REGISTERED                    REGISTERED         PER SHARE               PRICE                FEE

Common Stock, par value $.001 par share             5,000,000(1)       28.03125(2)         $140,156,250(2)      $38,963.44(2)
-----------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the Plan.

(2) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of registration fee, based on the average of the high and low prices per share of the Common Stock on May 13, 1999 as reported on the NASDAQ national market.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I will be sent or given to employees participating in the OneMain.Com, Inc. 1999 Stock Option and Incentive Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     OneMain.Com, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the
Commission:

         (a) The Registrant's Prospectus dated May 3, 1999 filed on May 5, 1999 pursuant to Rule 424(b) under the Securities Act.

         (b)   The Registrant's 10-Q filed on May 14, 1999.

         (c) The description of the Registrant's common stock, par value $.001 per share ("Common Stock"), contained in the Registrant's registration statement on Form 8-A12G filed on March 19, 1999.

     In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



ITEM 4.  DESCRIPTION OF SECURITIES

          A description of the Registrant's Common Stock is incorporated by reference under Item 3.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Certificate of Incorporation and Bylaws of the Registrant provide for the indemnification of the Registrant's directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the General Corporation Law of the State of Delaware (the "DGCL"), except that the Registrant will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by the person only if the proceeding (or part thereof) was authorized by the Registrant's Board of Directors. The indemnification provided under the Certificate of Incorporation and Bylaws includes the right to be paid by the Registrant the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Pursuant to the Bylaws, if a claim for indemnification is not paid by the Registrant within 60 days after a written claim has been received by the Registrant, the claimant may at any time thereafter bring an action against the Registrant to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting the action.

     As permitted by DGCL, the Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be liable to the Registrant or its stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provisions, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

     Under the Bylaws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, and related expenses, whether or not the Registrant would have the power to indemnify the person against such liability under the provisions of the DGCL. The Registrant intends to purchase director and officer liability insurance on behalf of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number    Description
-------   -----------

3.1 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Form S-1A filed on February 2, 1999 (File No. 333-69925)

4.1       Form of Common Stock Certificate (incorporated by reference to
          Exhibit 4.1 of the Registrant's registration statement on Form S-1 (File No. 333-69925)

5.1       Opinion of Hogan & Hartson, L.L.P.

23.1      Consent of Ernst & Young LLP, Independent Auditors (OneMain.com, Inc.)

23.2      Consent of Ernst & Young LLP, Independent Auditors (D&E SuperNet,
          Inc.)

23.3      Consent of Ernst & Young LLP, Independent Auditors (SunLink, Inc.)

23.4      Consent of Ernst & Young LLP, Independent Auditors (LebaNet, Inc.)

23.5 Consent of Grant Thornton LLP, Independent Auditors (SouthWind Internet Access, Inc.)

23.6 Consent of Ernst & Young LLP, Independent Auditors (SouthWind Internet Access, Inc.)

23.7 Consent of Ernst & Young LLP, Independent Auditors (Horizon Internet Technologies, Inc.)

23.8 Consent of Coulter & Justus, P.C., Independent Auditors (United States Internet, Inc.)

23.9 Consent of Ernst & Young LLP, Independent Auditors (United States Internet, Inc.)

23.10 Consent of Ernst & Young LLP, Independent Auditors (Internet Partners of America, LC)

23.11     Consent of Ernst & Young LLP, Independent Auditors (ZoomNet, Inc.)

23.12     Consent of Ernst & Young LLP, Independent Auditors (Palm.Net, USA,
          Inc.)

23.13 Consent of Ernst & Young LLP, Independent Auditors (Internet Access Group, Inc.)

23.14 Consent of Ernst & Young LLP, Independent Auditors (Midwest Internet, L.L.C.)

23.15 Consent of Kevin J. Tochtrop, Certified Public Accountant, Independent Auditor (Internet Solutions, LLC)

23.16     Consent of Ernst & Young LLP, Independent Auditors (Internet
          Solutions, LLC)

23.17     Consent of Ernst & Young LLP, Independent Auditors (FGInet, Inc.)

23.18 Consent of Ernst & Young LLP, Independent Auditors (Superhighway, Inc. d/b/a/ Indynet)

23.19     Consent of Ernst & Young LLP, Independent Auditors (Lightspeed Net,
          Inc.)

23.20     Consent of Ernst & Young LLP, Independent Auditors (JPS.Net
          Corporation)

23.21 Consent of KPMG Peat Marwick LLP, Independent Auditors (TGF Technologies, Inc.)

23.22     Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

24        Power of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS
------

         (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
            Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Virginia, on this 14th day of May, 1999.


                                    ONEMAIN.COM, INC.


                                    By  /s/ Stephen E. Smith
                                      -------------------------------------
                                      Stephen E. Smith
                                      Chairman, President and Chief Executive
                                      Officer

     THE PLAN. Pursuant to the requirements of the Securities Act, the Plan's administrator has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Virginia, on this 14th day of May, 1999.


                                    By  /s/ Stephen E. Smith
                                      -------------------------------------
                                      Stephen E. Smith
                                      Chairman, President and Chief Executive
                                      Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen E. Smith his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and date indicated:



             Name                            Title                            Date
             ----                            -----                            ----
_____________________________   President, Chief Executive                May 14, 1999
   Stephen E. Smith             Officer, Chairman of the Board


_____________________________   Director and Chief Operating              May 12, 1999
   Michael C. Crabtree          Officer and President of the
                                Southeast Operating Group


_____________________________   Director and Executive Vice               May 14, 1999
   Dewey K. Shay                President, Chief Financial
                                Officer


_____________________________   Director and Vice Chairman and            May 14, 1999
   Allon H. Lefever             President of the Northeast and
                                Plains States Operating Groups


_____________________________   Director                                  May 10, 1999
   Thomas R. Eisenmann

_____________________________   Director                                  May 14, 1999
   Donald R. Kaufmann


_____________________________   Director                                  May 13, 1999
   Ella Fontanals de Cisneros


_____________________________   Director                                  May 14, 1999
   Robert J. Dole

                                 EXHIBIT INDEX



Exhibit
Number      Description
-------     -----------

3.1 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Form S-1A filed on February 2, 1999 (File No. 333-69925)

4.1       Form of Common Stock Certificate (incorporated by reference to Exhibit
          4.1 of the Registrant's registration statement on Form S-1 (File No. 333-69925)

5.1       Opinion of Hogan & Hartson, L.L.P.

23.1      Consent of Ernst & Young LLP, Independent Auditors (OneMain.com, Inc.)

23.2      Consent of Ernst & Young LLP, Independent Auditors (D&E SuperNet,
          Inc.)

23.3      Consent of Ernst & Young LLP, Independent Auditors (SunLink, Inc.)

23.4      Consent of Ernst & Young LLP, Independent Auditors (LebaNet, Inc.)

23.5 Consent of Grant Thornton LLP, Independent Auditors (SouthWind Internet Access, Inc.)

23.6 Consent of Ernst & Young LLP, Independent Auditors (SouthWind Internet Access, Inc.)

23.7 Consent of Ernst & Young LLP, Independent Auditors (Horizon Internet Technologies, Inc.)

23.8 Consent of Coulter & Justus, P.C., Independent Auditors (United States Internet, Inc.)

23.9 Consent of Ernst & Young LLP, Independent Auditors (United States Internet, Inc.)

23.10 Consent of Ernst & Young LLP, Independent Auditors (Internet Partners of America, LC)

23.11     Consent of Ernst & Young LLP, Independent Auditors (ZoomNet, Inc.)

23.12     Consent of Ernst & Young LLP, Independent Auditors (Palm.Net, USA,
          Inc.)

23.13 Consent of Ernst & Young LLP, Independent Auditors (Internet Access Group, Inc.)

23.14 Consent of Ernst & Young LLP, Independent Auditors (Midwest Internet, L.L.C.)

23.15 Consent of Kevin J. Tochtrop, Certified Public Accountant, Independent Auditor (Internet Solutions, LLC)

23.16     Consent of Ernst & Young LLP, Independent Auditors (Internet
          Solutions, LLC)

23.17     Consent of Ernst & Young LLP, Independent Auditors (FGInet, Inc.)

23.18 Consent of Ernst & Young LLP, Independent Auditors (Superhighway, Inc. d/b/a/ Indynet)

23.19     Consent of Ernst & Young LLP, Independent Auditors (Lightspeed Net,
          Inc.)

23.20     Consent of Ernst & Young LLP, Independent Auditors (JPS.Net
          Corporation)

23.21 Consent of KPMG Peat Marwick LLP, Independent Auditors (TGF Technologies, Inc.)

23.22     Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

24        Power of Attorney (included on signature page)